EXHIBIT 99.2

EXECUTION COPY

AMENDED AND RESTATED EQUITY PURCHASE AND COMMITMENT AGREEMENT

THIS AMENDED AND RESTATED EQUITY PURCHASE AND COMMITMENT AGREEMENT (this “Agreement”), dated as of April 16, 2007, is made by and between Deutsche Bank Securities Inc., a Delaware corporation (the “Investor”), and Hayes Lemmerz International, Inc., a Delaware corporation (the “Company”). Capitalized terms used in this Agreement have the meanings assigned thereto in the sections indicated on Schedule 1 hereto.

WHEREAS, the Company proposes to conduct a rights offering by distributing to each holder of record (as of a certain record date) of its shares of Common Stock, par value $0.01 per share (the “Common Stock”), at no charge, non-transferable rights (the “Rights”), for each share of Common Stock held by such stockholder, to purchase shares (“Shares”) of Common Stock that have an aggregate value of $180.0 million (the “Aggregate Offering Amount”), rounded to the nearest whole share (the “Rights Offering”);

WHEREAS, each holder of a Right will be entitled to purchase up to its pro rata portion of 55,384,615 Shares (the “Basic Subscription Privilege”) at a price of $3.25 per Share (as adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event, the “Exercise Price”);

WHEREAS, each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled, on a pro rata basis, to subscribe for additional Shares at the Subscription Price (the “Over-Subscription Privilege”), to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Privileges;

WHEREAS, in order to facilitate the Rights Offering, the Investor and the Company entered into an Equity Purchase and Commitment Agreement dated March 16, 2007 (the “Original Agreement”), pursuant to which and upon the terms and subject to the conditions set forth therein, the Investor agreed to purchase at the Exercise Price, upon expiration of the Rights Offering, such number of Shares that are not purchased by stockholders pursuant to the exercise of Rights;

WHEREAS, the Company and the Investor wish to amend and restate the Original Agreement; and

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that the Rights Offering, this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1. Rights Offering.

(a) On the terms and subject to the conditions set forth herein, the Company will distribute, at no charge, 1.3970 Rights to each holder of record of Common Stock (each, an “Eligible Holder”) for each share of Common Stock held by such holder (the “Rights Ratio”) as of the close of business on April 10, 2007 (the “Record Date”), provided that no fractional Shares will be issued and the Exercise Price multiplied by the aggregate number of Shares offered shall not exceed the Aggregate Offering Amount. Each such Right shall be non-transferable. Each Right will entitle the holder to purchase at the Exercise Price, at the election of the holder thereof, one Share.

(b) The Rights (including the Basic Subscription Privilege and the Over-Subscription Privilege) may be exercised during a period (the “Rights Exercise Period”) commencing on the date on which Rights are issued to Eligible Holders (the “Rights Offering Commencement Date”) and ending at 5:00 p.m. Eastern Daylight Time on a Business Day that shall not be less than twenty (20) days after the Rights Offering Commencement Date, subject to extension at the reasonable discretion of the Board of Directors, provided, however, that the Rights Exercise Period shall not be more than thirty (30) Business Days without the prior written consent of the Investor (the “Expiration Time”). “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(c) Each Eligible Holder who wishes to exercise all or a portion of its Rights shall (i) during the Rights Exercise Period return a duly executed document to a subscription agent (the “Subscription Agent”) electing to exercise all or a portion of the Rights held by such Eligible Holder and (ii) pay an amount equal to the full Exercise Price of the number of Shares that the Eligible Holder elects to purchase pursuant to the instructions set forth in the Rights Offering Registration Statement by a specified date to an escrow account established for the Rights Offering. On the Closing Date, the Company will issue to each Eligible Holder who validly exercised its Rights the number of Shares to which such Eligible Holder is entitled based on such exercise.

(d) Each Eligible Holder who exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional Shares at the Exercise Price up to an amount equal to the number of Shares such Eligible Holder is entitled to purchase under its Basic Subscription Privilege pursuant to the instructions set forth in the Rights Offering Registration Statement to the extent that other Eligible Holders elect not to exercise all of their respective Rights in the Basic Subscription Privilege. If the number of Shares remaining after the exercise of all Basic Subscription Privilege is not sufficient to satisfy all requests for Shares under the Over-Subscription Privileges, the Eligible Holders who exercised their Over-Subscription Privileges will be allocated such remaining Shares in proportion to the number of Shares they have purchased through the Basic Subscription Privilege.

(e) If the pro rata allocation exceeds the number of Shares requested in the Over-Subscription Privilege, then each Eligible Holder only will receive the number of Shares requested, and the remaining Shares from such Eligible Holder’s pro rata allocation will be divided among other Eligible Holder exercising their Over-Subscription Privilege. If the pro rata allocation is less than the number of Shares requested in the Over-Subscription Privilege, then the excess funds paid by that Eligible Holder as the Subscription Price for the Shares not issued will be returned to such Eligible Holder without interest or deduction.

(f) The Company will pay all of its expenses associated with the Rights Offering Registration Statement, the Initial Registration Statement and the Rights Offering, including, without limitation, filing and printing fees, fees and expenses of any subscription and information agents, its counsel and accounting fees and expenses, costs associated with clearing the Shares for sale under applicable state securities laws and listing fees.

(g) The Company shall notify, or cause the Subscription Agent to notify the Investor and the Principal Additional Investor, on each Friday during the Rights Exercise Period and on each Business Day during the five Business Days prior to the Expiration Time (and any extensions thereto), or more frequently if reasonably requested by the Investor, of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

(h) The Company hereby agrees and undertakes to give the Investor and the Principal Additional Investor by electronic facsimile transmission the certification by an executive officer of the Company of either (i) the number of Shares elected to be purchased by Eligible Holders pursuant to validly exercised Rights, the aggregate Exercise Price therefor, the number of Unsubscribed Shares and the aggregate Exercise Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the commitment set forth in Section 1(k) is terminated (a “Satisfaction Notice”) as soon as practicable and, in any event, within two (2) Business Days after the expiration of the Rights Offering (the date of transmission of confirmation of a Purchase Notice or a Satisfaction Notice, the “Determination Date”).

(i) No later than twelve noon EDT on the second Business Day immediately following the Expiration Time, the Company will provide a Purchase Notice or a Satisfaction Notice to the Investor as provided above, setting forth a true and accurate determination of the aggregate number of Unsubscribed Shares, if any; provided, that on the Closing Date, on the terms and subject to the conditions in this Agreement, the Investor will purchase, and the Company will sell, only such number of Unsubscribed Shares as are listed in the Purchase Notice, without prejudice to the rights of the Investor or the Company to seek later an upward or downward adjustment if the number of Unsubscribed Shares in such Purchase Notice is inaccurate.

(j) The Investor will have the right, but not the obligation, by providing written notice to the Company at any time prior to 5:00 P.M. EDT on the second Business Day immediately following the Expiration Time, to subscribe for and purchase on the Closing Date, and the Company agrees to issue and sell on the Closing Date, up to

4,038,462 shares of Common Stock (the shares subscribed for by the Investor, the “Direct Subscription Shares”) at price equal to the Exercise Price per share. The parties acknowledge and agree that the number of Direct Subscription Shares purchased by the Investor, pursuant to this Section 1(j), shall have no effect on the Rights Ratio or the number of shares of Common Stock to be sold in the Rights Offering.

(k) The Investor shall purchase on the Closing Date, and the Company agrees to issue and sell on the Closing Date for the Exercise Price per Share (i) that number of Shares issuable pursuant to the aggregate number of Rights that were not properly exercised by the Eligible Holders thereof during the Rights Offering (such Shares in the aggregate, the “Unsubscribed Shares”) and (ii) the “Direct Subscription Shares” (such shares, together with the Unsubscribed Shares, the “Investor Shares”).

(l) The Investor shall have the right to arrange for one or more of its Affiliates (each, a “Affiliated Purchaser”) to purchase Investor Shares, by written notice to the Company at least two (2) Business Days prior to the Closing Date, which notice shall be signed by the Investor and each Affiliated Purchaser, and shall contain a confirmation by the Affiliated Purchaser of the accuracy with respect to it of the representations set forth in Section 4. In no event will any such arrangement relieve the Investor from its obligations under this Agreement. The term ”Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934 in effect on the date hereof.

(m) The Investor shall have the right, with the prior written consent of the Company, which consent may not be unreasonably withheld or delayed, to enter into one or more agreements (the “Additional Investor Agreements”) with certain persons and entities (collectively, ”Additional Investors”) pursuant to which the Investor may arrange for one or more Additional Investors to purchase certain of the Investor Shares; provided, however, that each Additional Investor Agreement shall be in a form reasonably acceptable to the Company, and provided further that without the prior written consent of the Company, no Additional Investor, other than the Principal Additional Investor (as defined below), may acquire Investor Shares that would result in such Additional Investor owning beneficially or of record more than 15% of the issued and outstanding Common Stock of the Company on the Closing Date. A single Additional Investor (the ”Principal Additional Investor”) may acquire Investor Shares pursuant to an Additional Investor Agreement, in the form of agreement annexed hereto as Exhibit C (the “Principal Additional Investor Agreement”), that would result in such Principal Additional Investor owning beneficially or of record more than 15% but, not more than 30%, of the issued and outstanding Common Stock of the Company on the Closing Date. Each Additional Investor Agreement shall contain a confirmation by such Additional Investor of (i) the accuracy with respect to it of the representations set forth in Section 4 and (ii) that it is not an “affiliate” or “associate” of the Investor or any other Additional Investor (as such terms are defined in the Exchange Act) and that it is not acting in concert with nor is it a member of a “group” which includes the Investor or any Additional Investor other than by reason of the fact that it beneficially owns securities of the Company. In no event will any such arrangement relieve the Investor from its obligations under this Agreement, nor will any breach of the Principal Additional Investor Agreement by either the Investor or the Principal Additional Investor relieve the Investor with respect to its obligations hereunder.

(n) Notwithstanding the foregoing, the Investor’s obligation to acquire and pay for Investor Shares is limited to the maximum number of shares that the Investor may acquire without acquiring beneficial ownership of more than 45% (after giving effect to the sale of all Investor Shares that the Investor has agreed to sell to the Principal Additional Investor pursuant to the terms of the Principal Additional Investor Agreement) of the issued and outstanding Common Stock of the Company on the Closing Date.

(o) The closing of the purchase of the Shares to be purchased in the Rights Offering and the Investor Shares to be purchased by the Investor hereunder will occur at 10:00 a.m., New York City time, on the fourth (4th) Business Day following the Expiration Time (the “Closing Date”), for the Exercise Price, in the manner, and on the terms and conditions of the Rights Offering as will be set forth in the Rights Offering Registration Statement. Delivery of the Investor Shares will be made by the Company to the account of the Investor (or to such other accounts, including the account of an Affiliated Purchaser or an Additional Investor, as the Investor may designate in accordance with this Agreement). The documents to be delivered on the Closing Date by or on behalf of the parties hereto and the Investor Shares will be delivered at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, on the Closing Date.

(p) All Investor Shares will be delivered with any and all issue, stamp, transfer, sales and use, or similar Taxes or duties payable in connection with such delivery duly paid by the Company.

2. The Commitment; Fees and Expenses.

(a) On the basis of the representations and warranties herein contained, the Company shall pay the following fees to the Investor, as the case may be:

(i) a stand-by commitment fee equal to $3,150,000 (the “Stand-By Commitment Fee”) which was paid to the Investor on March 16, 2007; and

(ii) a take-up commitment fee equal to $2,250,000 million (the “Take-Up Fee” and, together with the Stand-By Commitment Fee, the “Rights Offering Fees”) to be paid to the Investor on the Closing Date, if any, only if the Closing occurs.

(b) Payment of the Rights Offering Fees will be made by wire transfer of immediately available funds in U.S. dollars to the account specified by the Investor to the Company at least 24 hours prior to such payment. The Rights Offering Fees will be nonrefundable and non-avoidable when paid. The provision for the payment of the Rights Offering Fee is an integral part of the transactions contemplated by this Agreement and without this provision the Investor would not have entered into the Agreement.

(c) Unless the Investor is in breach of any of its representations, warranties or covenants in this Agreement at the date of termination, which breach had materially delayed or materially or adversely impacted, or would reasonably be expected to materially delay, or materially and adversely impact, the Investor’s performance of its obligations under this Agreement, the Company will promptly reimburse or pay, as the case may be, on the Closing Date, the out-of-pocket costs and expenses reasonably incurred by the Investor and the Principal Additional Investor to the extent incurred on or before the Closing Date (and thereafter reasonable post-closing costs and expenses relating to the closing incurred within three months of the Closing Date), including reasonable fees, out-of-pocket costs and expenses of counsel to the Investor and the Principal Additional Investor, and including, the filing fee, if any, required to be paid in connection with any filings required to be made by the Investor, the Principal Additional Investor or their Affiliates under the HSR Act or any other competition laws or regulations which shall be paid by the Company on behalf of the Investor, the Principal Additional Investor or their Affiliates, as the case may be, when filings under the HSR Act or any other competition laws or regulations are made, together with all expenses of the Investor, the Principal Additional Investor or their Affiliates incurred to comply therewith and the reasonable fees, out-of-pocket costs and expenses incurred by the Investor and the Principal Additional Investor in connection with the Rights Offering Registration Statement and the Initial Resale Registration Statement (collectively, “Transaction Expenses”); provided, that the aggregate amount of such Transaction Expenses payable by the Company shall not exceed $1.5 million. The provision for the payment of the Transaction Expenses is an integral part of the transactions contemplated by this Agreement and without this provision the Investor would not have entered into this Agreement.

3. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with the Investor, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby:

(a) Organization and Qualification.  The Company and each of its Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation or organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect” means (i) any material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, taken as a whole, or (ii) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 3(g), to consummate the transactions contemplated by this

Agreement. For the purposes of this Agreement, (x) a “Subsidiary” of any person means, with respect to such person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies, and (y) a “Significant Subsidiary” is a Subsidiary that satisfies the definition contained in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

(b) Corporate Power and Authority.  The Company has or, to the extent executed in the future, will have when executed the requisite corporate power and authority to enter into, execute and deliver this Agreement and each other agreement to which it will be a party as contemplated by this Agreement (this Agreement and such other agreements collectively, the “Transaction Agreements”) and, subject to stockholder approval, to perform its obligations hereunder and thereunder, including the issuance of the Rights and Investor Shares. The Company has taken or will take all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Rights, the Shares and Investor Shares.

(c) Execution and Delivery; Enforceability.  Each Transaction Agreement has been, or prior to its execution and delivery will be, duly and validly executed and delivered by the Company, and each such document will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d) Authorized and Issued Capital Stock.  The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, and (ii) 1,000,000 shares of preferred stock, par value $.01 per share. At the close of business on April 10, 2007 (the “Capital Structure Date”), (i) 39,645,682 shares of Common Stock were issued and outstanding, (ii) no shares of preferred stock were issued or outstanding, (iii) 957,447 shares of Common Stock were reserved for issuance upon exercise of the Company’s Series B Warrants (the “Warrants”), (iv) 683,399 shares of Common Stock were reserved for issuance upon exchange of the Series A Cumulative Redeemable Exchangeable Preferred Stock, par value $1.00 per share, of HLI Operating Company, Inc., a Delaware corporation and indirect subsidiary of the Company, (v) no shares of Common Stock were held by the Company in its treasury, and, (vi) 2,967,299 shares of Common Stock were reserved for issuance upon exercise of stock options and other rights to purchase shares of Common Stock and vesting of restricted stock units (each, an “Option” and, collectively, the “Options”) granted under any stock option or stock-based compensation plan of the Company or otherwise (the “Stock Plans”). Except with respect to Hayes Lemmerz-Inci-Jant-Sanayi, A.S., Jantas Jant Sanayi ve Ticaret A.S., Kalyani Lemmerz Limited, Siam Lemmerz Co., Ltd. and MGG Group B.V., issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any preemptive rights. Except as set forth in this Section 3(d), at the close of business on the Capital Structure Date, no shares of capital stock or other equity securities or voting interest in the Company were issued, reserved for issuance or outstanding. Since the close of business on the Capital Structure Date, no shares of capital stock or other equity securities or voting interest in the Company have been issued or reserved for issuance or become outstanding, other than shares described in this Section 3(d) that have been issued upon the exercise of outstanding Options granted under the Stock Plans or Warrants and other than the shares to be issued hereunder. Except as described in this Section 3(d) and with respect to Hayes Lemmerz-Inci-Jant-Sanayi, A.S., Jantas Jant Sanayi ve Ticaret A.S., Kalyani Lemmerz Limited, Siam Lemmerz Co., Ltd. and MGG Group B.V., neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (w) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company, (x) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (y) restricts the transfer of any shares of capital stock of the Company or (z) relates to the voting of any shares of capital stock of the Company.

(e) Issuance.  The Investor Shares to be issued and sold by the Company to the Investor or any Affiliated Purchaser or Additional Investor hereunder, when such Shares are issued and delivered against payment therefor by the Investor hereunder, will be duly and validly authorized, issued and delivered and fully paid and non-assessable, free and clear of all Taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.

(f) No Conflict.  The distribution of the Rights, the sale, issuance and delivery of the Shares upon exercise of the Rights, the consummation of the Rights Offering by the Company and the execution and delivery by the Company of the Transaction Agreements and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including compliance by the Investor with its obligations hereunder and thereunder) (i) provided that the Company amends or refinances the Credit Agreement (as defined below), will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, and (iii) will not result in any violation of, or any termination or impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in any such case described in subclause (i) and (iii) for any conflict, breach, violation, default, acceleration, lien, termination or impairment which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) Consents and Approvals.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the distribution of the Rights, the sale, issuance and delivery of Shares upon exercise of the Rights or the Investor Shares to each Investor hereunder and the consummation of the Rights Offering by the Company and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) the registration under the Securities Act of the issuance of the Rights and the Shares pursuant to the exercise of Rights, (ii) filings with respect to and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any other comparable laws or regulations in any foreign jurisdiction relating to the sale or issuance of Investor Shares to the Investor, and (iii) such consents, approvals, authorizations, registrations or qualifications (x) as may be required under state securities or Blue Sky laws in connection with the purchase of the Investor Shares by the Investor or the distribution of the Rights and the sale of Shares to Eligible Holders, (y) pursuant to the rules of the Nasdaq Stock Market, Inc., including the approval of the Company’s stockholders of the Rights Offering, including the issuance of Investor Shares to the Investor, or (z) the absence of which will not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Arm’s Length.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person or entity. Additionally, the Investor is not advising the Company or any other person or entity as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Investor shall have no responsibility or liability to the Company, its Affiliates, or their respective stockholders, directors, officers, employees, advisors or other representatives with respect thereto. Any review by the Investor of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Investor and shall not be on behalf of the Company, its Affiliates, or their respective shareholders, directors, officers, employees, advisors or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of the Investor with respect thereto.

(i) Company SEC Documents.  Since June 3, 2003, the Company has filed or submitted all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) (“Company SEC Documents”) with the Securities and Exchange Commission (the “Commission”). As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such Company SEC Documents. The Company has filed with the Commission all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents. No Company SEC Document filed after January 31, 2006, when filed, or, in the case of any Company SEC Document amended or superseded prior to the date of this Agreement, then on the date of such amending or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any future Company SEC Documents filed with the Commission prior to the Closing Date, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(j) Financial Statements.  The financial statements and the related notes of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering Prospectus, comply or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulation of the Commission thereunder (the “Exchange Act”), as applicable, and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates indicated and for the periods specified, subject, in the case of the unaudited financial statements, to absence of disclosure normally made in footnotes and to customary year end adjustments which shall not be material; such financial statements have been prepared in conformity with U.S. generally accepting accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Company SEC Documents filed prior to March 16, 2007), and the supporting schedules included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering Prospectus, present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering Prospectus, has been or will be derived from the accounting records of the Company and its Subsidiaries and presents fairly or will present fairly the information shown thereby; and the pro forma financial information and the related notes included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement and the Rights Offering Prospectus, have been or will be prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Company SEC Documents and will be set forth in the Rights Offering Registration Statement and the Rights Offering Prospectus.

(k) Rights Offering Registration Statement and Rights Offering Prospectus.  The Rights Offering Registration Statement or any post-effective amendment thereto, as of the Securities Act Effective Date, will comply in all material respects with the Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Rights Offering Prospectus and any amendment or supplement thereto and as of the Closing Date, the Rights Offering Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Distribution Date and the Expiration Date, the Investment Decision Package will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus, at the time of use thereof, when considered together with the Investment Decision Package, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Rights Offering Prospectus, at the time of filing thereof, will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation and warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to the Investor or the Additional Investors furnished to the Company in writing by the Investor or the Additional Investors expressly for use in the Rights Offering Registration Statement and the Rights Offering Prospectus and any amendment or supplement thereto.

For the purposes of this Agreement, (i) the term “Rights Offering Registration Statement” means the Registration Statement on Form S-3 initially filed with the Commission on March 16, 2007 relating to the Rights Offering, including all exhibits thereto, as amended as of the Securities Act Effective Date, and any post-effective amendment thereto that becomes effective; (ii) the term “Rights Offering Prospectus” means the final prospectus contained in the Rights Offering Registration Statement at the Securities Act Effective Date (including information, if any, omitted pursuant to Rule 430A and subsequently provided pursuant to Rule 424(b) under the Securities Act), and any amended form of such prospectus provided under Rule 424(b) under the Securities Act or contained in a post-effective amendment to the Rights Offering Registration Statement; (iii) the term “Investment Decision Package” means the Rights Offering Prospectus, together with any Issuer Free Writing Prospectus used by the Company to offer the Shares to Eligible Holders pursuant to the Rights Offering, (iv) the term “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering, (v) the term “Preliminary Rights Offering Prospectus” means each prospectus included in the Rights Offering Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Rights Offering Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities Act; and (vi) “Securities Act Effective Date” means the date and time as of which the Rights Offering Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission.

(l) Free Writing Prospectuses.  Each Issuer Free Writing Prospectus will conform in all material respects to the requirements of the Securities Act as of the date of first use or as otherwise provided for in Rule 433 under the Securities Act, and the Company will comply with all prospectus delivery and all filing requirements applicable to such Issuer Free Writing Prospectus under the Securities Act. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(m) Absence of Certain Changes.  Since January 31, 2006, other than as disclosed in the Company SEC Documents filed prior to March 16, 2007, and except for actions to be taken pursuant to the Transaction Agreements:

(i) there has not been any change in the capital stock from that set forth in Section 3(d) or any material change in long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock;

(ii) no event, fact or circumstance has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iii) neither the Company nor any of its Subsidiaries has paid, discharged, waived, compromised, settled or otherwise satisfied any material Legal Proceeding, whether now pending or hereafter brought, (A) at a cost in excess of $20 million of the amount accrued or reserved for it in the Company SEC Documents filed prior to March 16, 2007, or (B) on a basis that reveals a finding or an admission of a material violation of law by the Company or its Subsidiaries; and

(iv) other than in the ordinary course of business, neither the Company nor any of its Subsidiaries has (A) made, changed or revoked any material Tax election, (B) entered into any settlement or compromise of any material Tax liability, (C) filed any amended Tax Return with respect to any material Tax, or (D) entered into any closing agreement relating to any material Tax, in each case, which has had an adverse effect in excess of

$50 million on the amount accrued or reserved for Tax liabilities in the Company SEC Documents filed prior to March 16, 2007.

(n) Descriptions of the Transaction Agreement.  The statements in the Rights Offering Registration Statement and the Rights Offering Prospectus insofar as they purport to constitute summaries of each of the Transaction Agreements or the terms of statutes, rules or regulations, legal or governmental proceedings or contracts, will constitute accurate summaries in all material respects.

(o) No Violation or Default; Compliance with Laws.  Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or similar organizational documents. Neither the Company nor any of its Subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for any such default that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, or has been at any time since January 31, 2006, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such violation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Legal Proceedings.  Except as described in the Company SEC Documents filed prior to March 16, 2007, there are no legal, governmental or regulatory actions, suits, proceedings or, to the knowledge of the Company, investigations pending to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, has had or, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. The Company has not received written notice of any pending, threatened or contemplated investigations by any governmental or regulatory authority or by others. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Exchange Act to be described in the Company SEC Documents or the Rights Offering Registration Statement or Rights Offering Prospectus that are not or will not be so described, and there are no contracts or other documents that are required under the Exchange Act to be filed as exhibits to the Company SEC Documents or the Rights Offering Registration Statement or Rights Offering Prospectus or described in the Company SEC Documents or the Rights Offering Registration Statement or Rights Offering Prospectus that are not so filed or described.

(q) Independent Accountants.  KPMG LLP, the Company’s public accountants, are independent public accountants with respect to the Company and its Subsidiaries as required by the Securities Act.

(r) Labor Relations.  Except as set forth in the Company SEC Documents filed prior to March 16, 2007:

(i) the Company and each of its Subsidiaries is in compliance in all respects with all applicable laws (domestic and foreign), agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, and is not engaged in any material unfair labor practice as determined by the National Labor Relations Board (or any foreign equivalent) except where the failure to comply or such practice has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(ii) there are no current and, the Company has not received written notice of any threatened, organizational activities or demands for recognition by a labor organization seeking to represent employees of the Company or any Subsidiary and no such activities have occurred during the past 24 months except to the extent such activities or demands have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(s) Title to Intellectual Property.  The Company and its Subsidiaries own or possess valid and enforceable rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively,

“Intellectual Property”) used in the conduct of their respective businesses other than such rights in Intellectual Property, which the failure to own or possess, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Company SEC Documents filed prior to March 16, 2007, the registrations with and applications to governmental or regulatory authorities in respect of such Intellectual Property are valid and in full force and effect, have not, except in accordance with the ordinary course practices of the Company and its Subsidiaries, lapsed, expired or been abandoned (subject to the vulnerability of a registration for trademarks to cancellation for lack of use), except to the extent that such lapse, expiration, or abandonment has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The consummation of the transaction contemplated hereby will not result in the loss or impairment of any rights to use such Intellectual Property or obligate the Investor to pay any royalties or other amounts to any third party in excess of the amounts that would have been payable by Company and its Subsidiaries absent the consummation of this transactions. Except as set forth in the Company SEC Documents filed prior to March 16, 2007, (i) the Company and its Subsidiaries have taken reasonable security measures to protect the confidentiality and value of its and their trade secrets (or other Intellectual Property for which the value is dependent upon its confidentiality), and no such information, has been misappropriated or the subject of an unauthorized disclosure, except to the extent that such misappropriation or unauthorized disclosure has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) the Company and its Subsidiaries have not received any notice that it is or they are, in default (or with the giving of notice or lapse of time or both, would be in default) under any contract relating to Intellectual Property except to the extent that such default has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Company SEC Documents, the conduct of the businesses of the Company and its Subsidiaries will not conflict in any respect with any Intellectual Property rights of others, and the Company and its Subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others which has had or would in any such case be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(t) Title to Real and Personal Property.  The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other tangible and intangible properties (other than Intellectual Property covered by Section 3(s)) owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are imposed or otherwise permitted pursuant to the Credit Agreement or (ii) individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. All of the leases and subleases to which the Company or its Subsidiaries are a party are in full force and effect and enforceable by the Company or such Subsidiary in accordance with their terms, and neither the Company nor any Subsidiary has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased property by under any such lease or sublease, except where any such claim or failure to be enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u) Investment Company Act.  As of the date hereof, the Company is not and, after giving effect to the consummation of the transactions contemplated by this Agreement, including the offering and sale of the Investor Shares and Shares upon exercise of Rights, and the application of the proceeds thereof, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v) Licenses and Permits.  The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Documents except any such licenses, certificates, permits or authorization the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Company SEC Documents filed prior to March 16, 2007, and except as, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any knowledge that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(w) Compliance with Environmental Laws.

(i) the Company and its Subsidiaries have complied, since June 3, 2003, and are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders, including all civil and common law, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”);

(ii) the Company and its Subsidiaries have (a) received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (b) are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses or approvals, and (c) have paid all fees, assessments or expenses due under any such permits, licenses or approvals; and

(iii) the Company and its Subsidiaries have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, or for any violation of Environmental Laws.

except, in the case of each of the foregoing, as disclosed in the Company SEC Documents filed prior to March 16, 2007, as have been, as of the date of this Agreement, adequately provided for in accordance with GAAP in the financial statements of the Company included in the Company SEC Documents filed prior to March 16, 2007, or as, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(x) Tax Matters.  Except as described in the Company SEC Documents filed with the Commission prior to March 16, 2007, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i) the Company has timely filed or caused to be timely filed (taking into account any applicable extension of time within which to file) with the appropriate taxing authorities all material tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information Tax Returns) for Taxes (“Tax Returns”) that are required to be filed by, or with respect to, the Company and its Subsidiaries on or prior to the Closing Date. The Tax Returns accurately reflect all material liability for Taxes of the Company and its Subsidiaries for the periods covered thereby;

(ii) all material Taxes and Tax liabilities due by or with respect to the income, assets, payments or operations of the Company and its Subsidiaries for all taxable years or other taxable periods that end on or before the Closing Date have been or will, prior to the Closing, be timely paid in full or accrued and fully provided for in accordance with GAAP on the financial statements of the Company;

(iii) neither the Company nor any of its Subsidiaries has received any written notices from any taxing authority relating to any material issue that has not been adequately provided for in accordance with GAAP in the financial statements of the Company included in the Company SEC Documents filed prior to March 16, 2007; and

(iv) the Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the date hereof.

For purposes of this Agreement, “Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

(y) Employee Benefit Plans.

(i) For purposes of this Agreement, “Company Plan” means material domestic and foreign benefit and compensation plans, programs, contracts, commitments, practices, policies and arrangements, whether written or oral, that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its Subsidiaries, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and deferred compensation, stock option, stock purchase, restricted stock, stock appreciation rights, stock based, incentive and bonus plan.

(ii) Except as described in the Company SEC Documents filed prior to March 16, 2007: (A) each Company Plan, other than any “multiemployer plans” within the meaning of Section 3(37) of ERISA (“Multiemployer Plans”), is in substantial compliance with ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable laws; (B) each Company Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS covering all Tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination within the applicable remedial amendment period under Section 401(b) of the Code, and the Company is not aware of any circumstances likely to result in the loss of the qualification of such Company Plan under Section 401(a) of the Code; (C) no liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA (“Single-Employer Plan”) currently maintained or contributed to (or with respect to which an obligation to contribute has been undertaken), or the Single-Employer Plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a “Company ERISA Affiliate”); (D) the Company and its Subsidiaries have not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of a Company ERISA Affiliate) that has not been satisfied in full and no condition or circumstance has existed that presents a risk of the occurrence of any withdrawal from any such Multiemployer Plan; (E) no notice of a “reportable event,” within the meaning of Section 4043 of ERISA has occurred or is expected to occur for any Company Plan or by any Company ERISA Affiliate; (F) all contributions required to be made under the terms of any Company Plan have been timely made or have been reflected in the financial statements of the Company included in the Company SEC Reports filed prior to March 16, 2007; (G) there has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Plan which would increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year; (H) neither any Company Plan nor any Single-Employer Plan of a Company ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and neither the Company nor any of its Subsidiaries nor any Company ERISA Affiliate has, during its most recently completed fiscal year, applied for or obtained a funding waiver; (I) required minimum contributions to any Company Plan under Section 412 of the Code will not be materially increased by application of Section 412(l) of the Code; (J) neither the Company nor any of its Subsidiaries during the immediately preceding two year period has provided, or is required to provide, security to any Company Plan or to any Single-Employer Plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code, and any such security previously so provided has been released; (K) none of the execution or delivery of this Agreement, stockholder approval of this Agreement nor the consummation of the transactions contemplated hereby, including, without limitation, the Rights Offering (either alone or together with any additional or subsequent events), constitutes an event under any Company Plan, loan to, or individual agreement or contract with, any current or former employee or director of the Company or its Subsidiaries that may result in any material payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Company Plan, restriction or limitation on the right of the

Company and/or its Subsidiaries to merge, amend or terminate any Company Plan, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any such employee or director, or the forgiveness of any loan or other commitment of any such employees or directors; (L) no Company Plan provides for post-employment or retiree welfare benefits, except as required by Section 4980B of the Code and part 6 of subtitle B of Title I of ERISA; and (M) there are no actions, suits, arbitrations, inquiries, audits, investigations or other proceedings (other than routine claims for benefits) pending or, to the Company’s knowledge, threatened, with respect to any Company Plan, except for any of the foregoing that do not and would not reasonably be expected to result, individually or in the aggregate, in a material liability of the Company and its Subsidiaries.

(z) Internal Control Over Financial Reporting.  Except as set forth in the Company SEC Documents filed prior to March 16, 2007, the Company and its Subsidiaries (i) make and keep books and records that accurately and fairly represent the Company’s transactions, and (ii) maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s board of directors (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and the audit committee of the Company’s board of directors any material weaknesses in internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(aa) Disclosure Controls and Procedures.  Except as disclosed in the Company SEC Documents filed prior to March 16, 2007, the Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the Commission and other public disclosure documents.

(bb) Insurance.  The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for companies whose businesses are similar to the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made to continue such insurance except such capital improvements or expenditures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) No Unlawful Payments.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in each case other than clause (iii) that has been or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(dd) Compliance with Money Laundering Laws.  The Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Money Laundering Laws is pending. Neither the Company nor any of its Subsidiaries has received written notice regarding any threatened action, suit or proceeding involving the Company or any of its Subsidiaries with respect to any Money Laundering Laws.

(ee) Compliance with Sanctions Laws.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company will not directly or indirectly use the proceeds of the Rights Offering or the sale of the Investor Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, to the Company’s knowledge, is currently subject to any U.S. sanctions administered by OFAC.

(ff) No Broker’s Fees.  Except for Lazard Frères & Co. LLC, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Investor for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Investor Shares.

(gg) No Registration Rights.  Except as provided for pursuant to the Amended and Restated Registration Rights Agreements of even date herewith by and between the Company and the Investor (the “Registration Rights Agreement”), no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Rights Offering Registration Statement with the Commission or in connection with Rights Offering or the sale of the Investor Shares.

(hh) No Stabilization.  The Company has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ii) Margin Rules.  Neither the issuance, sale and delivery of the Rights or the Shares in connection with Rights Offering or the sale of the Investor Shares nor the application of the proceeds thereof by the Company as to be described in the Rights Offering Registration Statement and the Rights Offering Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(jj) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Company SEC Documents has been made or reaffirmed, and in the case of the Rights Offering Registration Statement and the Rights Offering Prospectus, will be made or reaffirmed, without a reasonable basis or has been disclosed other than in good faith.

(kk) Takeover Statutes; Charter.  The Board of Directors of the Company has taken all necessary action to approve, for purposes of Section 203(a)(i) of the General Corporation Law of the State of Delaware (“Section 203”), the acquisition of the Investor Shares by the Investor and the Principal Additional Investor pursuant to the terms of this Agreement and the Principal Additional Investor Agreement, respectively. Except for Section 203, no other “fair price,” “moratorium,” “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation (a “Takeover Statute”) is applicable to the Company, the Common Stock, the Shares, the sale and issuance of the Investor Shares or the other transactions contemplated by this Agreement and the Transaction Agreements.

(ll) No Solicitation.  Neither the Company nor any agent acting on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any Person or Persons so as to bring the sale of such Shares to the Investors within the registration provisions of the Securities Act or any state securities laws.

(mm) Disclosure of Information.  The Company has disclosed publicly any “Confidential Information” (as such term is defined in the Confidentiality Agreement, dated February 27, 2007, executed by the Investor)

previously provided to the Investor and the Principal Additional Investor that is material non-public information under the federal securities laws.

4. Representations and Warranties of the Investor.  The Investor represents and warrants and agrees with the Company as set forth below. Each such representation, warranty and agreement is made as of the date hereof and as of the Closing Date.

(a) Incorporation.  The Investor has been duly organized and, if applicable, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

(b) Corporate Power and Authority.  The Investor has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement.

(c) Execution and Delivery.  This Agreement has been duly and validly executed and delivered by the Investor and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

(d) No Registration.  The Investor understands that the Investor Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

(e) Investment Intent.  Except as provided in Sections 1(l) and 1(m) hereof, the Investor is acquiring the Investor Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

(f) Securities Laws Compliance.  The Investor Shares will not be offered for sale, sold or otherwise transferred by the Investor except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(g) Sophistication.  The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Investor Shares being acquired hereunder. The Investor is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Investor Shares for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, the Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

(h) Legended Securities.  The Investor understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under any applicable requirements of the U.S. Securities Act or applicable state securities laws, the Investor Shares shall be represented by a certificate bearing the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”;

(i) No Conflict.  The execution and delivery by the Investor of each of the Transaction Agreements to which it is a party and the compliance by the Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws or similar governance documents of the Investor, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor or any of their properties, except in any such case described in subclause (i) for any conflict, breach, violation, default, acceleration or lien which has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(j) Consents and Approvals.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Investor or any of its properties is required to be obtained or made by the Investor for the purchase of the Investor Shares hereunder and the execution and delivery by the Investor of this Agreement or the Transaction Agreements to which it is a party and performance of and compliance by the Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except filings with respect to and the expiration or termination of the waiting period under the HSR Act or any comparable laws or regulations in any foreign jurisdiction relating to the purchase of Investor Shares and except for any consent, approval, authorization, order, registration or qualification which, if not made or obtained, has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(k) Arm’s Length.  The Investor acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to the Investor with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering). Additionally, without derogating from or limiting the representations and warranties of the Company, the Investor is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, except as specifically set forth in this Agreement. Without derogating from or limiting the representations and warranties of the Company, the Investor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

(l) No Violation or Default; Compliance with Laws.  The Investor is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, individually or in the aggregate, that would prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement. The Investor is not in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such violation that has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(m) Legal Proceedings.  There are no actions, suits or proceedings to which the Investor is a party or to which any property of the Investor is the subject that, individually or in the aggregate, has or, if determined adversely to the Investor, would reasonably be expected to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement and Investor has not received written notice that any such actions, suits or proceedings are threatened by any governmental or regulatory authority or threatened by others that has or would reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(n) No Undisclosed Written Agreements.  The Investor has not entered into any material written agreements with an additional Investor directly relating to Investor Shares or the performance of the Transaction Agreements, and any such written agreement hereafter entered into will be disclosed promptly to the Company.

(o) Share Ownership.  Based on the methodology for calculating shares beneficially owned by the Investor which methodology is disclosed in its Schedule 13D filing filed with the Commission with respect to the Company’s

Common Stock on March 27, 2007, the Investor beneficially owned 1,577,604 shares of Common Stock as of March 23, 2007.

5. Additional Covenants of the Company.  Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with the Investor as set forth below.

(a) Registration Statements and Proxy Statement.

(i) As promptly as practicable following the date of this Agreement, the Company shall prepare and file (x) an amendment to the Rights Offering Registration Statement, (y) an amendment to the registration statement on Form S-3 that was filed on March 16, 2007, registering offers and sales of Investor Shares by the Investor, any Affiliated Purchasers and any Additional Investors pursuant to Rule 415 under the Securities Act (the “Initial Resale Registration Statement”), and (z) a definitive proxy statement soliciting the approval of the Company’s stockholders of this Agreement and the transactions contemplated hereby pursuant to the rules of the Nasdaq Stock Market, Inc. and certain other matters, which shall include a recommendation of the Board of Directors that the stockholders vote to approve the transactions contemplated hereby, including the Rights Offering and the issuance of Investors Shares to the Investor and the Principal Additional Investor (the “Proxy Statement”).

(ii) The definitive Proxy Statement, and the amendments to the Rights Offering Registration Statement and the Initial Resale Registration Statement (the “SEC Transaction Documents”) filed with the Commission shall be substantially consistent in all material respects with the last forms of such documents provided to the Investor and its counsel to review prior to the filing thereof. The Company shall: (x) provide the Investor with a reasonable opportunity to review any SEC Transaction Document that is amended after the date hereof prior to its filing with the SEC and shall duly consider in good faith any comments of the Investor and its counsel; (y) advise the Investor promptly of the time when each of the SEC Transaction Documents has been filed or when each of the Rights Offering Registration Statement or Initial Resale Registration Statement has become effective or any Rights Offering Prospectus or Rights Offering Prospectus supplement has been filed and shall furnish the Investor with copies thereof; and (z) advise the Investor promptly after it receives notice of any comments or inquiries by the Commission (and furnish the Investor with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any SEC Transaction Document, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing any SEC Transaction Document or for additional information, and in each such case, provide the Investor with a reasonable opportunity to review any such comments, inquiries, request or other communication from the Commission and to review any amendment or supplement to any SEC Transaction Document before any filing with the Commission, and to duly consider in good faith any comments consistent with this Agreement and any other reasonable comments of the Investor and its respective counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of an SEC Transaction Document or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(iii) The Company shall use its reasonable best efforts to have the Proxy Statement, the Rights Offering Registration Statement and the Initial Resale Registration Statement cleared or declared effective, as the case may be, by the Commission as promptly as practicable after such filing. The Company shall take all action as may be necessary or advisable so that the Rights Offering and the issuance and sale of the Investor Shares and the other transactions contemplated by this Agreement will be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or Blue Sky laws.

(iv) The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable and, in any event, within five (5) Business Days after the date hereof. Subject to applicable law, the Company shall take all action necessary, in accordance with and subject to the General Corporation Law of the State of Delaware and its certificate of incorporation and by-laws, to duly call, give notice of and convene and hold a special meeting of its stockholders to consider and vote upon the transactions contemplated hereby as promptly as practicable, to the extent required by applicable law or regulations or the rules of the Nasdaq Stock Market, Inc. The Company shall use its reasonable best efforts to obtain the requisite stockholder approval of this Agreement and the transactions contemplated hereby.

(v) If at any time prior to the Expiration Time, any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify the Investor of any such event and prepare an amendment or supplement to the Investor Decision Package that is reasonably acceptable in form and substance to the Investor that will correct such statement or omission or effect such compliance.

(b) Listing.  The Company shall use its commercially reasonable efforts to list and maintain the listing of the Common Stock on the Nasdaq Global Market.

(c) Rule 158.  The Company will generally make available to the Company’s security holders as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act.

(d) HSR.  The Company shall use its reasonable best efforts to seek all approvals or consents that are necessary or advisable under the HSR Act and any comparable laws or regulations in any foreign jurisdiction so that any applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of Investor Shares hereunder, and shall not take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement.

(e) Clear Market.  If the Investor (including any Affiliated Purchaser), the Principal Additional Investor and any other Additional Investor purchases 7,476,923 or more Shares in the aggregate (excluding the Shares purchased by the Investor or the Principal Additional Investor pursuant to Section 1(j)) on the Closing Date, for a period of 90 days after the Closing Date (the “Restricted Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for capital stock of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of capital stock of the Company or such other securities, in cash or otherwise, without the prior written consent of the Investor, except for (A) Rights and Common Stock issuable upon exercise of Rights, and (B) shares of Common Stock issued upon the exercise of any stock options outstanding as of the date hereof. Notwithstanding the foregoing, if (i) during the last 17 days of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(f) Use of Proceeds.  As promptly as practicable following the Closing Date, the Company will apply the net proceeds from the sale of the Rights and the Investor Shares, together with any other funds of the Company as may be necessary, to repurchase and cancel all of the Company’s 10 1/2% Senior Notes due 2010 using the optional redemption provision of such notes and to pay any required fees and expenses related to the transactions contemplated hereby, with any excess to be used for general corporate purposes.

(g) No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(h) Actions Regarding Conditions.  During the period from the date of this Agreement to the Closing Date, the Company shall not take any action or omit to take any action that would reasonably be expected to result in the conditions to the Agreement set forth in Section 8 not being satisfied.

(i) Access to Information.  At any time (a)(i) prior to the Closing Date, or (ii) after the Closing Date but prior to the second anniversary of the Closing Date, provided solely with respect to clause (ii) that the Investor or

Principal Additional Investor, as the case may be, holds at least 14,236,956 shares of Common Stock (excluding any shares of Common Stock held by the Investor or the Principal Additional Investor prior to the date hereof or purchased by the Investor or the Principal Additional Investor pursuant to Section 1(j) of this Agreement), and (b) provided that the Investor or Principal Additional Investor, as the case may be, has executed a confidentiality agreement mutually agreeable to the Company and the Investor or Principal Additional Investor, as the case may be, the Company shall (and shall cause its Subsidiaries to) furnish promptly to the Investor or Principal Additional Investor, as the case may be, such information concerning its business, properties and personnel as may reasonably be requested by the Investor or Principal Additional Investor, as the case may be; provided, that the Investor or the Principal Additional Investor, as the case may be, may not trade in the Company’s securities while it is in possession of material non-public information and, provided, further, that the foregoing shall not require the Company in its reasonable judgment (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would cause the Company or any of its Subsidiaries to violate any of its obligations with respect to confidentiality to a third party, (ii) to disclose any privileged information of the Company or any of its Subsidiaries, (iii) to violate any laws or (iv) to publicly disclose any such information.

(j) Amendment or Refinancing of Credit Agreement.  The Company shall use its reasonable best efforts to either (i) amend the Company’s Amended and Restated Credit Agreement, dated as of April 11, 2005 by and among HLI Operating Company, Inc., as Borrower, Hayes Lemmerz International, Inc., the Lenders and Issuers listed therein, Citicorp North America, Inc., as First Lien Agent, Second Lien Agent and Collateral Agent, Lehman Commercial Paper, Inc., as Syndication Agent, and General Electric Capital Corporation, as Documentation Agent (the “Credit Agreement”) to permit the repurchase of the Notes or (ii) refinance the Credit Agreement to permit the repurchase of the Notes, in either case, as soon as is reasonably practicable, but in no event later than Closing; provided, however, that any such amendment or refinancing of the Credit Agreement will permit incremental third-party debt outside the United States in an amount of at least $125 million.

(k) Reasonable Best Efforts.  The Company shall use its reasonable best efforts (and shall cause its Subsidiaries to use their respective reasonable best efforts) to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its or their part under this Agreement and applicable laws to cooperate with the Investor and to consummate and make effective the transactions contemplated by this Agreement, including:

(i) preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

(ii) defending any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iii) executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, a Standstill Agreement (the “Standstill Agreement”) between the Company and the Investor, in the form attached hereto as Exhibit A.

6. Additional Covenants of the Investor.  The Investor agrees with the Company:

(a) Information.  To provide the Company with such information as the Company reasonably requests regarding the Investor for inclusion in the SEC Transaction Documents.

(b) HSR Act.  To use reasonable best efforts to obtain all authorizations, approvals and consents that are necessary or advisable under the HSR Act and any comparable laws or regulations in any foreign jurisdiction so that any applicable waiting period shall have expired or been terminated thereunder and any applicable notification, authorization, approval or consent shall have been made or obtained with respect to the purchase of Investor Shares hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement;

provided, however, that notwithstanding anything to the contrary contained herein, neither the Company, the Investor nor the Principal Additional Investor (nor their respective ultimate parent entities, as such term is used in the HSR Act), shall be required to disclose to any other party to this Agreement, any information contained in its HSR Notification and Report Form which such party, in its sole and reasonable discretion, deems confidential.

(c) Reasonable Best Efforts.  The Investor shall use its reasonable best efforts to take all actions, and do all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to cooperate with the Company and to consummate and make effective the transactions contemplated by this Agreement, including executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including:

(i) preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

(ii) defending any lawsuits or other actions or proceedings to which the Investor has been named a party, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iii) executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the Standstill Agreement.

(d) No Stabilization.  The Investor will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e) Share Acquisition.  Between the date hereof and the Closing Date, the Investor shall not acquire beneficial ownership of any shares of Common Stock, other than pursuant to the transactions contemplated hereby.

7. Additional Joint Covenant of Company and the Investor.  Without limiting the generality of the undertakings pursuant to Sections 5(d) and 6(b), the Company and the Investor shall each use their respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under the HSR Act and any comparable laws or regulations in any foreign jurisdiction to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Agreements, including furnishing all information required by applicable law in connection with approvals of or filings with any governmental authority, and filing, or causing to be filed, as promptly as practicable, any required notification and report forms under other applicable competition laws with the applicable governmental antitrust authority. The parties shall consult with each other as to the appropriate time of filing such notifications and shall agree upon the timing of such filings. Subject to appropriate confidentiality safeguards, each party shall (i) respond promptly to any request for additional information made by the antitrust agency; (ii) promptly notify counsel to the other party of, and if in writing, furnish counsel to the other party with copies of (or, in the case of material oral communications, advise the other party orally of) any communications from or with the antitrust agency in connection with any of the transactions contemplated by this Agreement; (iii) not participate in any meeting with the antitrust agency unless it consults with counsel to the other party in advance and, to the extent permitted by the agency, give the other party a reasonable opportunity to attend and participate thereat; (iv) furnish counsel to the other party with copies of all correspondence, filings and communications between it and the antitrust agency with respect to any of the transactions contemplated by this Agreement; and (v) furnish counsel to the other party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the antitrust agency. The Parties shall use their reasonable best efforts to cause the waiting periods under the applicable competitions laws to terminate or expire at the earliest possible date after the date of filing.

Notwithstanding anything in this Agreement to the contrary, nothing shall require any Investor or its Affiliates or the Company or its Subsidiaries to dispose of any of its or its respective Subsidiaries’ or its Affiliates’ assets or to limit its freedom of action with respect to any of its or its respective Subsidiaries’ businesses, or to consent to any disposition of the Company’s or the Company Subsidiaries’ assets or limits on the Company’s or the Company Subsidiaries’ freedom of action with respect to any of its or the Company Subsidiaries’ businesses, or to commit or agree to any of the foregoing, and nothing in this Agreement shall authorize the Company or any Company Subsidiary to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations to remove any impediments to the transactions contemplated hereby or by any Transaction Agreement relating to antitrust or competition laws or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action relating to antitrust or competition laws.

8. Conditions to the Obligations of the Parties.

(a) The obligations of the Investor hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Investor in its sole discretion), provided that the failure of the condition set forth in Section 8(a)(xiv) to be satisfied may not be asserted by the Investor if such failure results from the failure of the Investor to provide the representation letter set forth in Section 7(h)(i) of the Registration Rights Agreement:

(i) Registration Statement Effectiveness.  The Rights Offering Registration Statement and the Initial Resale Registration Statement shall each have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(ii) Rights Offering.  The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and the Expiration Time shall have occurred.

(iii) Purchase or Satisfaction Notice.  The Investor shall have received a Purchase Notice from the Company, dated as of the Determination Date, certifying the number of Unsubscribed Shares to be purchased or a Satisfaction Notice.

(iv) Antitrust Approvals.  All terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act and any comparable regulations in any foreign jurisdiction, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any competition or antitrust authority shall have been made or obtained for the transactions contemplated by this Agreement.

(v) Consents.  All other governmental and third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.

(vi) Stockholder Approval.  All Company stockholder consents and approvals required for the consummation of the transactions contemplated by this Agreement have been received.

(vii) No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued, that prohibits the implementation of the Rights Offering or the transactions contemplated by this Agreement.

(viii) Good Standing.  The Investor shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

(ix) Representations and Warranties.  The representations and warranties of Company contained in the Original Agreement were true and correct in all material respects as of March 16, 2007, and the representations and warranties of the Company contained in this Agreement shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar qualifications, other than such qualifications contained in Sections 3(i) and 3(j)) as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby with the same effect as if made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, other than with respect to the representations in Sections 3(b), 3(c), 3(e), and 3(m)(ii) and 3(kk), which shall be true and correct in all respects.

(x) Covenants.  The Company shall have performed and complied with all of its respective covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Transaction Agreement) through the Closing Date.

(xi) Certificates.  The Company shall have furnished to the Investor a certificate, dated the Closing Date, of an officer of the Company, on behalf of the Company, confirming the matters set forth in subsections (ix) and (x).

(xii) Standstill Agreement.  The Company shall have executed and delivered to the Investor the Standstill Agreement.

(xiii) Opinion of Counsel.  The Company shall have furnished the Investor and any Affiliated Purchaser or Additional Investor with a favorable opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP and of the Company’s General Counsel or Assistant General Counsel in the form attached hereto as Exhibit B the other provisions of which shall be customary and in form and substance reasonably satisfactory to the Investor; provided that the “10b-5 statement” therein shall only be required to be furnished if the comfort letter referred to in Section 8(a)(xiv) is delivered to the Investor.

(xiv) Comfort Letter.  The Company shall have caused KPMG LLP, its independent registered public accounting firm, to have furnished the Investor and any Affiliated Purchaser or Additional Investor, with respect to the Initial Resale Registration Statement, with a comfort letter, dated the Closing Date covering such matters of the type customarily covered by comfort letters as the Investor reasonably requests.

(xv) Fees and Expenses.  The Company shall have paid all fees, costs and expenses payable to the Investor or the Principal Additional Investor, as the case may be, pursuant to Section 2.

(xvi) No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any changes or events that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

(xvii) Material Customer.  The Company shall have not lost any Material Customer during the twelve months ending on the last day of the fiscal quarter ending immediately prior to the Closing Date. For purposes of this Agreement, a “Material Customer” shall mean a customer of the Company or any Subsidiary which accounted for 4% or more of the Company’s revenues on a consolidated basis during the twelve months ended on the last full fiscal quarter immediately preceding the Closing Date.

(xviii) No Market Adverse Event.  There shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Investor, impracticable or inadvisable to conduct or close the transactions contemplated hereby, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any securities exchange or by such system or by order of the SEC, the NASD or any other governmental authority, or (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(xix) Indebtedness.  The Company shall not have in excess of $750 million of Indebtedness. For the purposes of this agreement, “Indebtedness” shall mean: all indebtedness for borrowed money or capital lease obligations that is required to be classified as debt in Company’s financial statements in accordance with

GAAP, and shall not include indebtedness under securitization and other accounts receivable factoring and financing programs.

(xx) Nasdaq.  The Company shall have complied with the requirements of the Nasdaq Stock Market, Inc., for the listing of the shares of Common Stock offered in the Rights Offering on the Nasdaq Global Select Market.

(xxi) Financial Results and Guidance.  The Company shall have provided guidance of Adjusted EBITDA minus capital expenditures of not less than $95 million for the one-year period ending January 31, 2008, and such guidance shall have been publicly affirmed by a method compliant with Regulation FD prior to the Closing Date. The calculation of Adjusted EBITDA and capital expenditures shall be consistent with the methodology previously used by the Company for the calculation of such amounts in the Company SEC Documents filed or submitted prior to the date of this Agreement.

(xxii) Refinancing.  The Company shall have refinanced or otherwise amended the Credit Agreement in accordance with Section 5(j).

(b) The obligation of the Company to issue and sell the Investor Shares are subject to the following conditions (which may be waived in whole or in part by the Company in its sole discretion), provided that the failure of a condition set forth in Sections 8(b)(v) or (b)(viii) to be satisfied may not be asserted by the Company if such failure results from a breach by the Company of an obligation hereunder:

(i) Antitrust Approvals.  All terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act and any comparable regulations in any foreign jurisdiction, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any competition or antitrust authority shall have been made or obtained for the transactions contemplated by this Agreement.

(ii) No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued, that prohibits the implementation of the Rights Offering or the transactions contemplated by this Agreement.

(iii) Representations and Warranties.  The representations and warranties of the Investor, each Affiliated Purchaser and each Additional Investor contained in this Agreement or pursuant to Sections 1(l) or 1(m) shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on the Investor’s performance of its obligations or similar qualifications) as of the date hereof and as of the Closing Date with the same effect as if made on the Closing Date (except for the representations and warranties made as of a specified date, which shall be true and correct only as such specified date), except with respect to the Investor’s representations in all Sections other than Sections 4(b) and 4(c) where the failure to be so true and correct, individually or in the aggregate, has not and would not reasonably be expected, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(iv) Covenants.  The Investor shall have performed and complied with all of its covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Transaction Agreement) through the Closing Date, including, without limitation, entering into the Standstill Agreement.

(v) Rights Offering.  The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and the Expiration Time shall have occurred.

(vi) Registration Statement Effectiveness.  The Rights Offering Registration Statement and the Initial Resale Registration Statement shall each have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(vii) Stockholder Approval.  All Company stockholder consents and approvals required for the consummation of the transactions contemplated by this Agreement have been received.

(viii) Refinancing.  The Company shall have refinanced or otherwise amended the Credit Agreement in accordance with Section 5(j).

9. Indemnification and Contribution.

(a) Whether or not the Rights Offering is consummated or this Agreement is terminated or the transactions contemplated hereby, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Investor and the Additional Investors, their respective Affiliates and their respective officers, directors, employees, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, arising out of circumstances existing on or prior to the Closing Date (“Losses”) to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding (“Proceedings”) instituted by a third party with respect to the Rights Offering, the Original Agreement, this Agreement or the other Transaction Documents, the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, any amendment or supplement thereto or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they resulted from (a) any breach by such Indemnified Person of this Agreement or the Original Agreement, (b) gross negligence or willful misconduct on the part of such Indemnified Person or (c) statements or omissions in the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Rights Offering Registration Statement, any Rights Offering Preliminary Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto. If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding section) or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Person on the other hand as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party on the one hand and all Indemnified Persons on the other hand shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to the sale of the Shares and the Investor Shares contemplated by this Agreement bears to (ii) the Rights Offering Fee and the value of the Direct Investment Option, if exercised, calculated by multiplying the maximum number of shares subject to Direct Investment Option by the difference between the Exercise Price and the closing price of the Common Stock as of the date of this Agreement paid or proposed to be paid to the Investor. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Section 9 shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.

(b) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 9.  In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the Indemnifying Party, to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any jurisdiction, approved by the Investor (or the Principal Additional Investor if the Investor is not an Indemnified Person), representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(c) The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 9.  The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

10. Survival of Representations and Warranties.  The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement, notwithstanding any investigation at any time made by or on behalf of any party hereto until the date that is thirty (30) days after the later of the filing of the Company’s Annual Report on Form 10-K for the year ending January 31, 2008 and the filing of any amendment thereto and the covenants shall survive in accordance with their specific terms; provided, however, the representations and warrants contained in Sections 3(b), (c), (e) and (g) and Sections 4(b) and (c) shall survive indefinitely.

11. Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a) by mutual written consent of the Company, on the one hand, and the Investor, on the other hand;

(b) by the Company, at any time, in its sole discretion;

(c) by the Investor,

(i) if there has been a breach of any covenant or a breach of any representation or warranty of the Company, which breach would cause the failure of any condition precedent set forth in Section 8(a), provided, that any such breach of a covenant or representation or warranty is not capable of cure on or prior to June 29, 2007;

(ii) upon the occurrence of any event which results in a failure to satisfy any of the conditions set forth in Section 8(a), which failure is not capable of cure on or prior to June 29, 2007;

(iii) if Rights Offering Registration Statement or the Initial Resale Registration Statement have not been declared effective by the Commission and the Rights Offering Commencement Date has not occurred by May 31, 2007; or

(iv) after June 29, 2007; provided, that the Closing Date has not occurred by such date.

(d) If this Agreement is terminated pursuant to:

(i) Section 11(c)(ii) in connection with the conditions set forth in Sections 8(a)(xvi), the Company shall pay to the Investor a termination fee equal to $1.8 million (the “11(c)(ii) Termination Fee”); or

(ii) (A) Section 11(b) (provided that there was no breach of any representations, warranties or covenants in this Agreement by the Investor at the date of termination, which breach had materially delayed or materially or adversely impacted, or would reasonably be expected to materially delay, or materially and adversely impact, the Investor’s performance of its obligations under this Agreement) or (B) Section 11(c)(i) or (c)(ii), other than in connection with the conditions set forth in Section 8(a)(i), (a)(iv), (a)(v), (a)(vii), (a)(xvi), (a)(xvii) or (a)(xviii), in each case, the Company shall pay to the Investor a termination fee equal to $5,793,750 (the “Termination Fee”).

In addition, if this Agreement is terminated, provided that there was no breach of any representations, warranties or covenants in this Agreement by the Investor at the date of termination which breach had materially delayed or materially or adversely impacted, or would reasonably be expected to materially delay, or materially and adversely impact, the Investor’s performance of its obligations under this Agreement, the Company shall pay to the Investor any Transaction Expenses and any other amounts certified by the Investor to be due and payable hereunder that have not been paid theretofore.

Payment of the amounts due under this Section 11(d) will be made no later than the close of business on the third (3rd) Business Day following the date of such termination by wire transfer of immediately available funds in U.S. dollars to an account specified by the Investor to the Company. The provision for the payment of the Termination Fee is an integral part of the transactions contemplated by this Agreement and without this provision the Investor would not have entered into this Agreement.

(e) Upon termination under this Section 11, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (x) nothing contained herein shall release any party hereto from liability for any willful breach and (y) the covenants and agreements made by the parties herein in Section 2, and Sections 9 through 17 will survive indefinitely in accordance with their terms. Notwithstanding the foregoing, upon termination of this Agreement in accordance with this Section 11, the Company shall not be liable for any amount in excess of the 11(c)(ii) Termination Fee or the Termination Fee, as the case may be, and the Transaction Expenses to the extent applicable.

12. Notices.  All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a) If to:

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, MI 48167
Facsimile: (734) 737-5907
Attention: James A. Yost and Patrick Cauley

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
Facsimile: (302) 651-3001
Attention: Robert B. Pincus

(b) If to:

Deutsche Bank Securities Inc.
60 Wall Street, 44th Floor
New York, NY 10005
Facsimile: (212) 797-4666
Attention: Ray Costa and Charles J. Lanktree

with a copy to:

White & Case LLP
1155 Avenue of the Americas
New York, NY 10036-2787
Facsimile: (212) 354-8113
Attention: Gerard Uzzi and Colin Diamond

13. Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except to an Additional Investor or to a Affiliated Purchaser pursuant to Sections 1(l) and 1(m).  Notwithstanding the previous sentence, subject to the provisions of Sections 1(l) and 1(m): this Agreement, or the Investor’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by any Investor to any Affiliate of such Investor over which such Investor or any of its Affiliates exercise investment authority, including, without limitation, with respect to voting and dispositive rights; provided, that any such assignee assumes the obligations of such Investor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as such Investor. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the Investor of its obligations hereunder if such assignee fails to perform such obligations. Except as provided in Section 1(g), Section 1(h), the first two sentences of Section 1(m), and Sections 2, 3(kk), 5(a), 5(d), 5(e), 5(i), 5(k), and 7 in each case, with respect to the Principal Additional Investor, and in Section 9 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. The Principal Additional Investor and any Indemnified Persons, respectively, shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement.

14. Prior Negotiations; Entire Agreement.  This Agreement (including the agreements attached as exhibits to and the documents and instruments referred to in this Agreement constitutes the entire agreement of the parties and supersedes all prior agreements (including the Original Agreement), arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

15. GOVERNING LAW; VENUE.  THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND

UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

16. Counterparts.  This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

17. Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. In addition, the Investor shall not enter into any amendment to or waiver under the Principal Additional Investor Agreement which will adversely affect the rights or obligations of the Company under this Agreement or with respect to the Principal Additional Investor Agreement, without the prior written consent of the Company, nor shall the Investor permit the termination of the Principal Additional Investor Agreement. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

18. Adjustment to Shares.  If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

19. Headings.  The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

20. Publicity.  The Company and Investor each shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement, and prior to making any filings with any third party or any governmental entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by the request of any governmental entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

HAYES LEMMERZ INTERNATIONAL, INC.

By:	/s/ James A. Yost
Name: James A. Yost

Title:	Vice President, Finance and
Chief Financial Officer

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Charles J. Lanktree
Name: Charles J. Lanktree
Title: Vice President

By:	/s/ Scott G. Martin
Name: Scott G. Martin

Title:	Managing Director

SCHEDULE I

Defined Term	Section

Additional Investors	Section 1(m)
Additional Investor Agreements	Section 1(m)
Affiliate	Section 1(l)
Affiliated Purchaser	Section 1(l)
After-Acquired Shares	Section 1(n)
Aggregate Offering Amount	Recitals
Agreement	Recitals
Basic Subscription Privilege	Recitals
Board of Directors	Recitals
Business Day	Section 1(b)
Capital Structure Date	Section 3(d)
Closing Date	Section 1(o)
Code	Section 3(y)(ii)
Commission	Section 3(i)
Common Stock	Recitals
Company	Recitals
Company ERISA Affiliate	Section 3(y)(ii)
Company Plans	Section 3(y)(i)
Company SEC Documents	Section 3(i)
Credit Agreement	Section 5(j)
Determination Date	Section 1(h)
Direct Subscription Shares	Section 1(j)
Eligible Holder	Section 1(a)
Environmental Laws	Section 3(w)(i)
ERISA	Section 3(y)(i)
Exchange Act	Section 3(j)
Exercise Price	Recitals
Expiration Time	Section 1(b)
GAAP	Section 3(j)
HSR Act	Section 3(g)
Indemnified Person	Section 9(a)
Indemnifying Party	Section 9(a)
Initial Resale Registration Statement	Section 5(a)(i)
Intellectual Property	Section 3(s)
Investment Decision Package	Section 3(k)
Investor	Recitals
Investor Shares	Section 1(k)
Issuer Free Writing Prospectus	Section 3(k)
Losses	Section 9(a)
Material Adverse Effect	Section 3(a)
Material Customer	Section 8(a)(xvii)
Money Laundering Laws	Section 3(dd)
Monthly Financial Statements	Section 5(k)
Multiemployer Plans	Section 3(y)(ii)

Defined Term	Section

OFAC	Section 3(ee)
Option	Section 3(d)
Options	Section 3(d)
Original Agreement	Recitals
Over-Subscription Privilege	Recitals
Preliminary Rights Offering Prospectus	Section 3(k)
Principal Additional Investor	Section 1(m)
Principal Additional Investor Agreement	Section 1(m)
Proceedings	Section 9(a)
Proxy Statement	Section 5(b)(i)
Purchase Notice	Section 1(h)
Record Date	Section 1(a)
Registration Rights Agreement	Section 3(gg)
Restricted Period	Section 5(e)
Rights	Recitals
Rights Exercise Period	Section 1(b)
Rights Offering	Recitals
Rights Offering Commencement Date	Section 1(b)
Rights Offering Fees	Section 2(a)(ii)
Rights Offering Prospectus	Section 3(k)
Rights Offering Registration Statement	Section 3(k)
Rights Ratio	Section 1(a)
Satisfaction Notice	Section 1(h)
SEC Transaction Documents	Section 5(a)(ii)
Section 203	Section 3(kk)
Securities Act	Section 3(a)
Securities Act Effective Date	Section 3(k)
Shares	Recitals
Significant Subsidiary	Section 3(a)
Single-Employer Plan	Section 3(z)(ii)
Stand-By Commitment Fee	Section 2(a)(i)
Standstill Agreement	Section 5(l)(iii)
Stock Plans	Section 3(d)
Subscription Agent	Section 1(c)
Subsidiary	Section 3(a)
Takeover Statute	Section 3(nn)
Take-Up Fee	Section 2(a)(ii)
Taxes	Section 3(x)
Tax Returns	Section 3(x)(i)
Termination Fee	Section 11(d)
Transaction Agreements	Section 3(b)
Transaction Expenses	Section 2(c)
Unsubscribed Shares	Section 1(k)
Warrants	Section 1(d)
11(c)(ii) Termination Fee	Section 11(d)